Exhibit 99.1

FOR IMMEDIATE RELEASE
ABERDENE CLOSES $1,050,000 FINANCING

Las Vegas, Nevada, June 3, 2004 Aberdene Mines Limited (OTCBB ABRM) is pleased to announce that it has closed a private placement financing to raise proceeds of $1,050,000. The Company issued a total of 350,000 shares of common stock to a non-U.S. person outside the United States in reliance upon an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The shares are subject to resale restrictions under Rule 144 of the 1933 Act including a one year hold period.

The proceeds received from this private placement will be used to fund exploration programs on Aberdene's properties and for general working capital.

On behalf of the Board of Directors

ABERDENE MINES LTD.

Brent Jardine, President

For more information contact: Investor Relations Kirin Capital Corp. info@kirincapital.com 1-866-843-8911	Aberdene Mines Ltd.101 Convention Centre Drive, Suite 700 Las Vegas, Nevada 89109 T: (702) 939-5389 F: (702 221-0904

Disclaimer: This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to close the acquisition of mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.